                                                                   EXHIBIT 15-18

DTE Energy Company
Detroit, Michigan

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of DTE Energy Company and subsidiaries for the periods ended September 30, 2001 and 2000, as indicated in our report dated November 13, 2001; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, is incorporated by reference in the following Registration Statements:

                 FORM                                REGISTRATION NUMBER

               Form S-3                                   33-57545
               Form S-8                                  333-00023
               Form S-4                                  333-89175
               Form S-3                                  333-58834
               Form S-8                                  333-61992
               Form S-8                                  333-62192

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


Deloitte & Touche LLP



November 13, 2001